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                                                                    EXHIBIT 10.4



                   DATED__________________________________2001









                          LIFE SCIENCES RESEARCH, INC.





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                                FORM OF DEED POLL

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THIS INSTRUMENT by way of DEED POLL is made on                 October 2001 by
Life Sciences Research, Inc. (the "Company"), a company incorporated under the laws of Maryland, having its principal office at PMB # 251, 211 East Lombard Street, Baltimore, Maryland 21202-6102, U.S.A.

WHEREAS:

(A) The Company has offered to acquire all the share capital of Eagle Life Sciences Group PLC (the "Guarantor") pursuant to a takeover offer announced on 9 October 2001 (the "Offer").

(B) HIH Capital Limited (the "Issuer") has issued US$50,000,000 7-1/2 per cent Convertible Capital Bonds 2006 constituted by the Trust Deed and guaranteed on a subordinated basis by the Guarantor (the "Capital Bonds").

(C) The Issuer is a subsidiary of the Guarantor and the Capital Bonds are indirectly exchangeable for ordinary shares in the Guarantor.

(D) The Company has determined to execute this Instrument by way of deed poll in connection with the issue of the Ordinary Shares consequent upon the exercise of the share exchange rights relating to the Capital Bonds.

NOW THIS INSTRUMENT by way of DEED POLL WITNESSETH as follows:

1.        INTERPRETATION

1.1 In this Deed Poll, unless there is something in the subject matter or context inconsistent therewith, the words and expressions set out below shall bear the following meanings:

         "AUDITORS" means the Auditors of the Company for the time being or, if they are unable or unwilling to carryout any action of them pursuant to the provisions of this Deed Poll, such other firm of accountants as may be nominated by the Company and approved in writing by the Trustee.

         "BENEFICIARY" means (i) a holder or former holder of a Capital Bond who has duly exercised its Conversion and Exchange Rights or (ii) if a valid Election Notice has been delivered and without preference to any outstanding deligations of such holder, such holder a such person or persons (if any) nominated by such holders who have executed such Election Notice and to whom LSR Exchange Common Stock has or will be issued pursuant to such Election Notice.

         "BLOOMBERG" means Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Trustee).

         "CAPITAL DISTRIBUTION" means (a) any distribution of assets in specie (whether on a reduction of capital or otherwise) charged or provided for in the accounts of the Company for any financial period (whenever paid or made and however described) but excluding a distribution of assets in specie in lieu of, and to a value not exceeding, a cash dividend which would not have constituted a Capital Distribution under
         (b) below (and for these purposes a distribution of assets in specie includes an issue of shares or other securities credited as fully or partly paid up by way of capitalisation of reserves), (b) any cash dividend or distribution of any kind whatsoever, and whether on a reduction of capital or otherwise, charged or provided for in the accounts of the Company for any financial period (whenever paid or made and however described) or (c) any reduction of any uncalled liability on share capital unless either:

         (i) (and to the extent that) it is paid made or provided for out of the cumulative profit (less any cumulative loss) attributable to shareholders as shown in the audited consolidated profit and loss accounts of the Company and its subsidiary undertakings included in the consolidation. For these purposes, the profit attributable to shareholders shall be determined after taxation, minority interests and preference dividends and after taking account of extraordinary items and cumulative profit shall not exclude any profit transferred to or from any reserve (but for the avoidance of doubt shall not include any amount arising as a result of any reduction of share capital, share premium account or capital redemption reserve or any similar account or reserve); or

         (ii) (to the extent that (i) above does not apply) the rate of that dividend or distribution, together with all other dividends or distributions on the class of capital in question charged or provided for in the accounts for that period, does not exceed the aggregate rate of dividend or distribution on such class of capital charged or provided for the accounts for the next preceding financial period. In computing such rates the value of distributions in specie shall be taken into account and such adjustments as are in the opinion of the Auditors appropriate in the circumstances shall be made (including adjustments in the event that the length of such financial periods differ); or

         (iii) it comprises a purchase or redemption of share capital of the Company.

         "COMMISSION" means the United States Securities and Exchange
         Commission.

         "CONVERTIBLE SECURITIES" shall have the meaning given to it in Clause 3.4.

         "CURRENT MARKET PRICE" means in respect of LSR Voting Common Stock at a particular date, (i) the average of the closing prices as reported on the principal national securities exchange on which the LSR Voting Common Stock is then listed or admitted to trading for the five consecutive trading days immediately preceding such date; (ii) if the LSR Voting Common Stock is not then listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported ask quotation for the LSR Voting Common Stock reported on NASDAQ by Bloomberg or a similar service if NASDAQ is no longer reporting such information, for the five consecutive trading days immediately preceding such date; (iii) if the LSR Voting Common Stock is not then quoted by NASDAQ or a similar service, the average of the highest reported bid and lowest reported ask prices each day as reported by the OTCBB or if such quotation is not reported by the OTCBB, any similar reputable quotation and reporting service, for the LSR Voting Common Stock during the five consecutive trading days immediately preceding such date; or (iv) if the current market value cannot be calculated as of such date on any of the foregoing bases, the fair market value of such shares as determined by a merchant bank in New York of international repute selected by the Company and approved in writing by the Trustee, with the costs of the appraisal to be borne by the Company.

         "DEED POLL" means this Instrument by way of deed poll (as from time to time amended in accordance with the terms hereof) and includes any instrument which is executed in accordance with the provisions hereof (as from time to time amended as aforesaid) and expressed to be supplemental hereto.

         "DISTRIBUTOR" means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

         "ELECTION NOTICE" means a notice to exercise a LSR Exchange Right in the form specified in Clause 5.1 and set out in the Schedule attached hereto.

         "EXCHANGE RATE" means the exchange rate for the exchange of Ordinary Shares for LSR Exchange Common Stock as set out in Clause 2.2 or as the same may be adjusted from time to time in accordance with Clause 3.

         "EMPLOYEE SHARE SCHEME" means a scheme for encouraging or facilitating the acquisition or holding of LSR Common Stock or other securities of the Company by or for the benefit of all or any of the following persons (or their respective personal representatives, successors or appointees):

         (i) the bona fide employees or former employees (including directors and officers holding executive office) of the Company, the Company's subsidiaries or holding company or a subsidiary of the Company's holding company; or

         (ii) the bona fide employees or former employees (including directors and officers holding executive office) of any company in which the Company or a subsidiary or a holding company of the Company or a subsidiary of the Company's holding company owns directly or indirectly 30 per cent. (or such lesser percentage as may be approved by the Trustee) or more of the issued share capital of such company; or

         (iii) the wives, husbands, widows, widowers, children or step-children under the age of 18 of such employees or former employees as are referred to at (i) and/or (ii) above.

         "LSR COMMON STOCK" means LSR Voting Common Stock and/or LSR Non-Voting Common Stock;

                                      -3-
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         "LSR VOTING COMMON STOCK" means voting common stock having at the date hereof a par value of $0.01 each of the Company and any other shares or stock resulting from any sub-division, consolidation or reclassification thereof.

         "LSR NON-VOTING COMMON STOCK" means non-voting common stock having at the date hereof a par value of $0.01 each of the Company and any other shares or stock resulting from any sub-division, consolidation or reclassification thereof.

         "LSR EXCHANGE COMMON STOCK" means (i) the shares of LSR Voting Common Stock delivered upon exercise of the LSR Exchange Rights and (ii) any shares of LSR Voting Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above.

         "LSR EXCHANGE RIGHT" means the right of each Beneficiary to exchange Ordinary Shares for LSR Exchange Common Stock in accordance with Clause 2.

         "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         "OTHER STOCKHOLDERS" means persons other than Beneficiaries who, by virtue of agreements with the Company, are entitled to include their securities in the Company in certain registrations hereunder.

         "OTCBB" means the OTC Bulletin Board quotation service owned and operated by the National Association of Securities Dealers, Inc.

         "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Deed Poll, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of the Company's counsel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees, and disbursements of counsel for the Beneficiaries.

         "REGISTRABLE SECURITIES" means any shares of (i) LSR Exchange Common Stock issued or issuable pursuant to valid Election Notices delivered to the Company in accordance with this Deed Poll and (ii) LSR Voting Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of LSR Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Deed Poll are not assigned.

         "REGULATION D" means Regulation D under the Securities Act, as such Regulation may be amended from time to time, or any similar successor rule thereto.

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         "REGULATION S" means Regulation S under the Securities Act, as such
         Regulation may be amended from time to time, or any similar successor rule thereto.

         "REQUESTING BENEFICIARIES" means Beneficiaries holding not less than 10 per cent. of the Registrable Securities, assuming that all of the Capital Bonds have been exchanged for Registrable Securities pursuant to a valid Election Notice pursuant to the provisions of this Deed Poll.

         "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLING EXPENSES" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Beneficiary (other than the fees and disbursements of counsel included in Registration Expenses).

         "SHELF REGISTRATION STATEMENT" shall have the meaning set out in Clause 7.8.

         "TRUST DEED" means the trust deed dated 12th August 1991 between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. constituting the Capital Bonds (as from time to time amended in accordance with the terms thereof).

         "UNITED STATES" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

         "U.S. PERSON" means "U.S. Person" as defined in Rule 902 of Regulation S of the Securities Act, as such Rule may be amended from time to time, or any similar successor rule.

1.2 Subject to Clause 1.1, terms defined in the Trust Deed (including, where applicable, reference in the Trust Deed to definitions in the Articles) shall, unless the context requires otherwise, have the same meanings when used herein.

1.3 Unless the context requires otherwise, terms importing the singular number only shall include the plural and vice versa and terms importing persons shall include firms and corporations and terms importing one gender only shall include the other gender.

1.4 References in this Deed Poll to Clauses shall be construed as references to the Clauses of this Deed Poll and any reference to a sub-Clause shall be construed as a reference to the relevant sub-Clause of the Clause in which such reference appears.

1.5 References in this Deed Poll to any statute or a provision of any statute shall be deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, or which has been amended, extended,


                                      -5-
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         consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.6 The headings to Clauses are inserted for convenience and shall not affect the construction of this Deed Poll.

2.       UNDERTAKINGS BY THE COMPANY

2.1 Subject to the Offer becoming or being declared unconditional in all respects, the Company hereby undertakes to each Beneficiary that if the Beneficiary serves an Election Notice in accordance with the provisions of this Deed Poll that the Company will, subject as provided herein (including, without limitation, satisfaction by such Beneficiary of the requirements of Clause 8.2), issue to that Beneficiary LSR Exchange Common Stock in exchange for the Ordinary Shares resulting from the exercise by the Beneficiary of its Conversion and Exchange Rights. The number of shares of LSR Exchange Common Stock issued on such exchange shall be the number of Ordinary Shares to be exchanged divided by the Exchange Rate, rounded down to the nearest whole number.

2.2 At the date of this Deed Poll the Exchange Rate is 50 such that the Company shall issue to a Beneficiary who exercises its LSR Exchange Rights one share of LSR Exchange Common Stock for every 50 Ordinary Shares held by that Beneficiary.

2.3 Fractional shares of LSR Exchange Common Stock will not be issued on exercise of LSR Exchange Rights. If the number of Ordinary Shares subject to the Election Notice, when divided by the Exchange Rate, does not result in a whole number, the Beneficiary shall receive the number of whole shares of LSR Exchange Common Stock to which it is entitled, plus a cash sum equivalent to the Current Market Price of the fractional share of LSR Exchange Common Stock to which it would otherwise be entitled in lieu of receiving a fractional share of LSR Exchange Common Stock.

2.4 If LSR Exchange Rights in respect of more than one Ordinary Share shall be deemed to be exercised at any one time by any holder of Ordinary Shares in respect of the Ordinary Shares arising on conversion of Capital Bonds held by such holder the LSR Exchange Common Stock arising on exchange of the relevant Ordinary Shares are to be registered in the same name and the number of shares of LSR Exchange Common Stock to be issued in respect thereof shall be calculated on the basis of the aggregate number of Ordinary Shares.

2.5 LSR Exchange Common Stock arising on exchange of Ordinary Shares pursuant to the exercise of LSR Exchange Rights will be allotted as promptly as practicable after the relevant Conversion Date in the name of the holder of the relevant Ordinary Shares or his nominee.

2.6 LSR shall procure that, so long as any Capital Bonds are outstanding, neither the Guarantor nor the Issuer shall take any action that would result in an adjustment to the

         Exchange Price (as defined in the Articles), if such adjustment would require recalculation of the Exchange Price by reference to the Current Market Price (as defined in the Articles) in accordance with Articles.

2.7 The Company hereby undertakes that to the extent a Beneficiary delivers an Election Notice which complies with the provisions set forth in Clause 8.2(i):

         (i) the offer of shares of LSR Exchange Common Stock to such Beneficiary shall be in an "offshore transaction" (as such term is defined in Rule 902 of Regulation S);

         (ii) none of the Company, any of their respective affiliates, or any person acting on behalf of any them shall make any "directed selling efforts" (as such term is defined in Rule 902 of Regulation S) in the United States with respect to such LSR Exchange Common Stock; and

         (iii) if the last sentence of Clause 8.2(i)(b) shall be amended such that it shall no longer comply with Rule 903(b)(3)(iii)(B)(4) of Regulation S, the Company shall, prior to the effectiveness of any such amendment, amend its bylaws so as to comply with Rule 903(b)(3)(iii)(B)(4) of Regulation S.

2.8 To the extent that the Beneficiary may deliver an Election Notice which complies with the provisions set forth in Clause 8.2(ii), the Company hereby confirms to such Beneficiary that the shares of LSR Exchange Common Stock held by such Beneficiary have not been registered under the Securities Act and may not be offered or sold in the United States or to or for the benefit of a U.S. Person, unless such LSR Exchange Common Stock has been registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available; provided that if any such offer or sale, of LSR Exchange Common Stock is not registered under the Securities Act, prior to any such offer or sale, such Beneficiary shall have delivered to the Company an opinion of counsel, at such Beneficiary's expense, reasonably acceptable to the Company to the effect that the shares of LSR Exchange Common Stock proposed to be offered or sold may be offered or sold lawfully pursuant to an exemption from the registration requirements of the Securities Act.

3.       ADJUSTMENTS TO LSR EXCHANGE RIGHTS

3.1 The Exchange Rate will be subject to adjustment in accordance with the provisions of this Clause 3 providing that:

         (i) if and to the extent that an event which would otherwise be capable of giving rise to an adjustment pursuant to Clause 3 has resulted in an adjustment to the Exchange Price pursuant to the Articles, the provisions of this Clause 3 shall not apply to such event;

         (ii) if the event giving rise to an adjustment would otherwise be capable of falling within more than one of Clauses 3.2 to 3.11, it shall fall (except as expressly


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
                  provided herein) within the first of the applicable Clauses to the exclusion of the remaining Clauses; and

         (iii) no adjustment shall be made in relation to the issue of LSR Common Stock to (a) holders of Ordinary Shares pursuant to the Offer (including any compulsory acquisition of Ordinary Shares following the Offer becoming, or being declared, unconditional in all respects); (b) holders of options for Ordinary Shares granted prior to the date hereof who receive such LSR Common Stock in connection with the exercise or replacement of such options; (c) those investors who have agreed to subscribe for 1,000,000 shares of LSR Common Stock at a purchase price of US$1.50 on or before the Offer becoming or being declared unconditional in all respects or the conversion of any LSR Non-Voting Shares so issued into LSR Voting Common Stock; or
                  (d) Stephens Group, Inc. or Focused Healthcare Partners LLC on the issue or exercise of warrants for up to 704,424 (in the case of Stephens Group, Inc.) and 410,914 (in the case of Focused Healthcare Partners LLC) shares of LSR Voting Common Stock at a purchase price of US$1.50.

3.2 If and whenever there shall be an alteration in the nominal value of the LSR Voting Common Stock as a result of a consolidation or subdivision, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to the exercise of any LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such alteration by a fraction of which the numerator shall be the nominal amount of one share of LSR Voting Common Stock immediately after such alteration and the denominator shall be the nominal amount of one share of LSR Voting Common Stock immediately before such alteration. Such adjustment shall become effective immediately after the alteration takes effect.

3.3 If and whenever the Company shall issue wholly for cash (otherwise than pursuant to Clauses 3.8 or 3.9 below) any LSR Voting Common Stock (other than LSR Exchange Common Stock issued on an exercise of LSR Exchange Rights or issued on the exercise of any other rights of conversion into or exchange or subscription for LSR Voting Common Stock) at less than 95 per cent. of the Current Market Price per share of LSR Voting Common Stock on the dealing day next preceding the date of the announcement of the terms of the issue of such LSR Voting Common Stock, the Exchange Rate shall be adjusted in relation to subsequent exchanges of Ordinary Shares pursuant to the exercise of any LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such issue by a fraction of which the numerator shall be the number of shares of LSR Voting Common Stock in issue on the date prior to the issue of such additional LSR Voting Common Stock, plus the number of shares of LSR Voting Common Stock which the aggregate consideration receivable for the issue of such additional LSR Voting Common Stock would purchase at such Current Market Price per share of LSR Voting Common Stock and the denominator shall be the number of shares of LSR Voting Common Stock in issue immediately after the issue of such additional LSR Voting Common Stock. Such adjustment shall become effective on the date of issue of such additional LSR Voting Common Stock.

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3.4      If and whenever the Company or any of its subsidiaries or (in circumstances procured by the Company) any other company (other than pursuant to Clauses 3.8, 3.9 or 3.10 below) shall issue wholly for cash any securities (other than the Capital Bonds, the Preference Shares or the Ordinary Shares) which by their terms of issue are convertible into or exchangeable or carry rights of subscription for LSR Voting Common Stock ("Convertible Securities") (or grant any such rights in respect of any existing securities) at a consideration per share of LSR Voting Common Stock which is less than the Current Market Price per share of LSR Voting Common Stock on the dealing day next preceding the date of the announcement of the terms of issue of such Convertible Securities, or the grant of such rights, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to the exercise of any LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such issue by a fraction of which the numerator shall be the number of shares of LSR Voting Common Stock in issue on the date of such issue plus the number of shares of LSR Voting Common Stock which the aggregate consideration receivable by the Company for the LSR Voting Common Stock to be issued upon conversion or exchange of or upon exercise of the right of subscription attached to such Convertible Securities would purchase at such Current Market Price per share of LSR Voting Common Stock and the denominator shall be the number of shares of LSR Voting Common Stock in issue on the date of such issue plus the maximum number of shares of LSR Voting Common Stock to be issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate. Such adjustment shall become effective on the date of issue of such Convertible Securities.

3.5 If and whenever the rights of conversion, exchange or subscription attaching to any Convertible Securities are modified so that the consideration per share of LSR Voting Common Stock receivable is less than the Current Market Price per share of LSR Voting Common Stock on the dealing day next preceding the date of the announcement of the proposals for modification, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to the exercise of any LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such modification by a fraction of which the numerator shall be the number of shares of LSR Voting Common Stock in issue on the date of such modification plus the number of shares of LSR Voting Common Stock which the aggregate consideration receivable by the Company for the LSR Voting Common Stock to be issued upon conversion or exchange of or upon exercise of the right of subscription attached to such Convertible Securities would purchase at such Current Market Price and the denominator shall be the number of shares of LSR Voting Common Stock in issue on the date such modification takes effect plus the number of shares of LSR Voting Common Stock to be issued upon conversion or exchange of such Convertible Securities or, as the case may be, upon exercise of such rights of subscription for LSR Voting Common Stock, at the modified conversion, exchange or subscription price or rate (having taken into account any previous adjustment(s) in accordance with Clause 3.4 above in such manner as an independent merchant bank in New York of international repute selected by the Company and approved in writing by the Trustee, shall, acting as expert, consider appropriate). Such adjustment shall become effective as at the date on which such modification takes effect.

3.6 If and whenever the Company shall issue any LSR Voting Common Stock credited as fully paid to holders of LSR Voting Common Stock by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) (other than LSR Voting Common Stock paid up out of distributable profits or reserves and issued in lieu of a cash dividend, being a dividend which the holders of LSR Voting Common Stock concerned would or could otherwise have received and which would not have constituted a Capital Distribution), the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to the exercise of any LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such issue by a fraction of which the numerator shall be the aggregate nominal amount of the issued LSR Voting Common Stock immediately before such issue and the denominator shall be the aggregate nominal amount of the issued LSR Voting Common Stock immediately after such issue. Such adjustment shall become effective as at the date of issue of such LSR Voting Common Stock.

3.7 If and whenever the Company shall pay or make any Capital Distribution to the holders of LSR Voting Common Stock, and the Exchange Rate does not fall to be adjusted under Clause 3.6, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to the exercise of any LSR Exchange Rights in the case of any Capital Distribution by multiplying the Exchange Rate in force immediately prior to such Capital Distribution by the following fraction:

                  A - B
                  -----
                    A

                  where:

                  A is the Current Market Price of one share of LSR Voting Common Stock on the dealing day immediately preceding the date on which such Capital Distribution is publicly announced; and

                  B is the fair market value on the date of such announcement, as determined in good faith by a merchant bank in New York, selected by the Company and approved in writing by the Trustee, of the portion of such Capital Distribution attributable to one share of LSR Voting Common Stock.

         Such adjustment shall become effective upon the date that such Capital Distribution is actually made.

3.8 If and whenever the Company shall issue any LSR Voting Common Stock to the holders of LSR Voting Common Stock by way of rights, or the Company or any of the Company's subsidiaries shall issue or grant to the holders of LSR Voting Common Stock by way of rights any options, warrants or other rights to subscribe for or purchase LSR

         Voting Common Stock, in each case at less than 95 per cent. of the Current Market Price per share of LSR Voting Common Stock on the dealing day next preceding the date of the announcement of the terms of such issue or grant, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to any exercise of LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such issue or grant by a fraction of which the numerator shall be the number of shares of LSR Voting Common Stock in issue immediately before the date of such announcement plus the number of shares of LSR Voting Common Stock which the aggregate amount (if any) payable for the rights, options or warrants and for the total number of shares of LSR Voting Common Stock comprised therein would purchase at such Current Market Price per share of LSR Voting Common Stock and the denominator shall be the number of shares of LSR Voting Common Stock in issue immediately before the date of such announcement plus the aggregate number of shares of LSR Voting Common Stock issued or, as the case may be, comprised in the grant. Such adjustment shall become effective on the date of issue of such LSR Voting Common Stock or issue or grant of such rights, options or warrants (as the case may be).

3.9 If and whenever the Company or any of its subsidiaries or (at the direction or request of or pursuant to any arrangements with the Company or any of its subsidiaries) any other company, person or entity shall offer any securities in connection with which offer the holders of LSR Voting Common Stock generally (meaning for these purposes the holders of at least 60 per cent. of the LSR Voting Common Stock outstanding at the time such offer is made) are entitled to participate by way of rights in arrangements whereby such LSR Voting Common Stock or other securities may be acquired by them and the Exchange Rate does not fall to be adjusted under Clause 3.8 or Clause 3.10, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to any exercise of LSR Exchange Rights by multiplying the Exchange Rate in force immediately before the making of such offer by a fraction of which the numerator shall be the Current Market Price per share of LSR Voting Common Stock on the dealing day prior to the date of the announcement of the terms of such offer minus the fair market value (as determined in good faith by a merchant bank in New York of international repute, acting as expert, selected by the Company and approved in writing by the Trustee) of the portion of the rights attributable to one share of LSR Voting Common Stock and the denominator shall be the said Current Market Price. Such adjustment shall become effective on the date of the making of the offer.

3.10 If and whenever the Company or any of its subsidiaries, or any person on its behalf, shall issue any securities (other than LSR Voting Common Stock) by way of rights to holders of LSR Voting Common Stock or shall grant any options, warrants or other rights to holders of LSR Voting Common Stock entitling them to subscribe for or purchase any securities (other than LSR Voting Common Stock) by way of rights, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to any exercise of LSR Exchange Rights by multiplying the Exchange Rate in force immediately prior to such issue or grant by a fraction of which the numerator shall be the Current Market Price per share of LSR Voting Common Stock on the dealing day prior to the date of the announcement of such issue or grant minus the fair market value as at the date of such announcement (as determined in good faith by a merchant bank in New York of international repute, acting as an expert, selected by the Company and approved in writing by the Trustee) of the portion of the rights attributable to one share of LSR Voting Common Stock and the denominator shall be the said Current Market Price. Such adjustment shall become effective on the date of issue of such securities or issue or grant of such options, warrants or other rights (as the case may be).

3.11 If the Company determines (with the approval of the Trustee) that an adjustment shall be made to the Exchange Rate as a result of one or more events or circumstances not referred to in any of Clauses 3.2 to 3.10, the Company shall, at its own expense and acting reasonably, request its Auditors (in conjunction with a merchant bank in New York of international repute selected by the Company and approved in writing by the Trustee) to determine as soon as practicable what adjustment (if any) to the Exchange Rate is fair and reasonable to take account thereof, the Exchange Rate shall be adjusted in relation to subsequent exchanges of the Ordinary Shares pursuant to any exercise of LSR Exchange Rights by such amount (if any), provided that (i) the adjustment would result in a reduction in the Exchange Rate and (ii) the Auditors are so requested to make such a determination not more than 21 days after the occurrence of the relevant event or circumstance.

3.12 For the purpose of any calculation of the consideration receivable pursuant to Clauses 3.3 to 3.10, the following provisions shall apply:

         (i) the aggregate consideration receivable for LSR Voting Common Stock issued for cash shall be the amount of such cash, provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

         (ii) (x) the aggregate consideration receivable for the LSR Voting Common Stock to be issued upon the conversion or exchange of any Convertible Securities shall be deemed to be the consideration received or receivable for or in respect of any such Convertible Securities and (y) the aggregate consideration receivable for the LSR Voting Common Stock to be issued upon the exercise of rights of subscription attached to any Convertible Securities shall be deemed to be that part of the consideration received or receivable for or in respect of such Convertible Securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed or the Trustee requires by notice in writing to the Company, the fair market value of such rights of subscription as at the date of the announcement of the terms of issue of such Convertible Securities (as determined in good faith by a merchant bank in New York of international repute, acting as an expert, selected by the Company and approved in writing by the Trustee), plus in the case of each of (x) and (y) above, the additional minimum consideration (if any) to be received upon the conversion or exchange of such Convertible Securities, or upon the exercise of such rights of subscription attached thereto (the consideration in all such cases to be determined subject to the proviso in sub-Clause 3.12 (i)); and (z) the consideration per share of LSR

                  Voting Common Stock receivable upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Convertible Securities shall be the aggregate consideration referred to in (x) or (y) above (as the case may be) converted into U.S. $ if such consideration is expressed in a currency other than U.S. $ at such rate of exchange as may be determined in good faith by a merchant bank in New York of international repute, acting as an expert, selected by the Company and approved in writing by the Trustee to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such Convertible Securities, divided by the number of shares of LSR Voting Common Stock to be issued upon such conversion or exchange or exercise or subscription price or rate.

3.13 Where more than one event which gives or may give rise to an adjustment to the Exchange Rate occurs within such a short period of time that in the opinion of the Auditors a modification to the operation of the adjustment provisions is required in order to give the intended result, such modification shall be made in the operation of the adjustment provisions as may be advised by the Auditors to be in their opinion appropriate in order to give such intended result.

3.14 Notwithstanding anything in this Clause 3 to the contrary, no adjustment will be made if it would result in an increase in the Exchange Rate (other than by reason of a consolidation of LSR Voting Common Stock referred to in Clause 3.2).

3.15 If any doubt shall arise as to the appropriate adjustment to the Exchange Rate, a certificate of the Auditors shall be conclusive and binding on all concerned save in the case of manifest or proven error.

3.16 Notwithstanding anything in this Clause 3 to the contrary, no adjustment will be made to the Exchange Rate where such adjustment (rounded down as provided below if applicable) would be less than 1 per cent. of the Exchange Rate then applicable. On any adjustment, the resultant Exchange Rate will be rounded down to the nearest two decimal places. Any adjustment not required to be made, and any amount by which the Exchange Rate has been rounded down, will be carried forward and taken into account in any subsequent adjustment. The Company will on application notify the holder of a Capital Bond of the current Exchange Rate.

3.17 Notwithstanding anything in this Clause 3 to the contrary, no adjustment will be made to the Exchange Rate where LSR Voting Common Stock or other securities or options, warrants or other rights to subscribe for or purchase LSR Voting Common Stock or other securities are issued to employees (including directors holding executive office) of the Company or of any subsidiary or associated company of the Company or to trustees pursuant to any Employee Share Scheme.

3.18 Notwithstanding anything in this Clause 3 to the contrary, the Exchange Price shall not be reduced so that on exchange LSR Voting Common Stock would fall to be issued at a discount to their nominal value.

3.19 The Company hereby undertakes to and covenants with the Trustee that, so long as any of the Capital Bonds remains outstanding, it will whenever the Exchange Rate falls to be adjusted pursuant to this Clause 3:

         (i) as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Company (which the Trustee shall be entitled to accept as sufficient evidence of the correctness of the matter therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Exchange Rate, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require;

         (ii) within 14 days thereafter give notice to the Bondholders in accordance with Condition 19 of the adjustment to the Exchange Rate.

4.        STATUS OF LSR VOTING COMMON STOCK

4.1 All shares of LSR Exchange Common Stock will be, when issued, duly authorized and validly issued and fully paid and nonassessable. All such shares will rank pari passu with respect to all dividends and other distributions declared, made or paid by reference to a record date after the date on which they were issued, subject to any applicable restrictions on transfer or resale, with the shares of LSR Voting Common Stock held by other shareholders of LSR Voting Common Stock on such conversion date.

4.2 Each certificate representing LSR Exchange Common Stock shall (unless otherwise permitted by the provisions of this Deed Poll) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN RULE 902 OF REGULATION S OF THE SECURITIES ACT) UNLESS AND UNTIL THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, OR OTHER TRANSFER, PLEDGE, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OTHERWISE COMPLIES WITH THE SECURITIES ACT.

                  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT AND FURTHER RESTRICTIONS, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

         (i) At the request of a Beneficiary, the Company shall be obligated to promptly re-issue certificates without the legends specified above if the Beneficiary shall have (a) obtained an opinion of counsel at such Beneficiary's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend, and (b) delivered such securities to the Company or its transfer agent.

         (ii) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon the Company's receipt of an order of the appropriate blue sky authority authorizing such removal.

5.       ELECTION NOTICE

5.1 The Company shall provide each Paying and Conversion Agent with an Election Notice substantially in the form set out in Schedule 1 to supplement the Conversion and Exchange Notice enabling each Beneficiary to elect to exchange Ordinary Shares for LSR Exchange Common Stock pursuant to an exercise of LSR Exchange Rights in accordance with the provisions hereof. Each Election Notice shall contain details as to how and when it should be completed and will require the Beneficiary to give the representations and undertakings set out in Clause 8.

5.2 To be valid an Election Notice must, unless the Company otherwise agrees, be delivered at the same time and in the same manner as a Conversion and Exchange Notice and be in respect of all Ordinary Shares to be issued by the Guarantor pursuant to such Conversion and Exchange Notice. An Election Notice shall not be valid if the Beneficiary has accepted the Offer (and has not validly withdrawn such acceptance) in respect of any Ordinary Shares issued or to be issued pursuant to the Conversion and Exchange Notice delivered with the Election Notice and this Deed Poll shall not apply to any such Ordinary Shares. If an Election Notice has been made in relation to such Ordinary Shares it shall be deemed to be revoked by acceptance of the Offer in respect of such Ordinary Shares.

5.3 If a Beneficiary delivers a valid Election Notice with the relevant Conversion and Exchange Notice, the Company shall procure that the Ordinary Shares allotted to such Beneficiary pursuant to such Conversion and Exchange Notice are exchanged as promptly as practicable for LSR Exchange Common Stock in accordance with this Deed Poll and the Beneficiary shall not be entitled to make an ADR Election in relation to any such Ordinary Shares. If any such ADR Election has been made it shall be deemed to be revoked by the delivery of such Election Notice.

6.       DELIVERY OF LSR VOTING COMMON STOCK

6.1 At such time as the Company shall issue any shares of LSR Exchange Common Stock to the Beneficiaries pursuant to any Election Notice, the Company's transfer agent shall record such issuance in the Company's stock ledger or other similar records of the Company.

7.       REGISTRATION RIGHTS

7.1 If, at any time after the date of this Deed Poll, the Company receives from the Requesting Beneficiaries, a written request that the Company effect any registration with respect to an offering of all or any part of the Registrable Securities the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $2,500,000, which request shall include an agreement by such Beneficiaries to comply with the provisions of this Clause 7 and shall indicate whether such registration is to be an underwritten offering pursuant to Clauses 7.5 to 7.7 or a shelf registration pursuant to Clause 7.8, then the Company will:

         (i) promptly give written notice of the proposed registration to all other Beneficiaries who hold Registrable Securities; and

         (ii) use its commercially reasonable efforts to effect such registration as soon as practicable (including, without limitation, by filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Beneficiary or Beneficiaries joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is delivered. Notwithstanding anything to the contrary contained in this Deed Poll, if the registration requested is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, then the Company shall be entitled, at the Company's election, to join in any such registration with respect to securities to be offered by the Company or by any other party.

7.2 The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Clause 7.1:

         (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

         (ii) if the Company has effected a requested registration pursuant to Clause 7.1 at any time within one year of the date of any such request pursuant to Clause 7.1; or

         (iii) during the period starting with the date 60 days before the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided, further, that, with respect to each time the Company exercises its rights under this sub-clause (iv), this sub-clause (iv) will not again become effective until the Beneficiaries have had at least six months in which they were able to exercise their rights under Clause 7.1 (exclusive of periods restricted by Clause 7.3, but inclusive of any other provisions of this Deed Poll).

7.3 Subject to the foregoing Clause 7.2, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Requesting Beneficiaries; provided, however, that if

         (i) in the good faith judgment of the Company's Board of Directors, such registration would be detrimental to the Company and the Company's Board of Directors concludes, as a result, that it is in the Company's best interests to defer the filing of such registration statement at such time; and

         (ii) the Company furnishes to such Beneficiaries a certificate signed by the Company's Chief Executive Officer or President stating that, in the good faith judgment of the Company's Board of Directors, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the Company's best interests to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in Clause 7.2 (iii) above) for a period of no more than 180 days after the Company receives the Requesting Beneficiaries' request; and provided, further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period with respect to any registration requested by the Requesting Beneficiaries without the consent of the Requesting Beneficiaries.

7.4 The registration statement filed pursuant to Clause 7.1 may, subject to the provisions of the last sentence of Clause 7.1(ii), include other Company securities, with respect to which registration rights have been granted, and may include Company securities being sold for the Company's account.

7.5 The right of any Beneficiary to registration pursuant to Clause 7.1 in connection with an underwritten offering shall be conditioned upon such Beneficiary's participation in such underwriting and the inclusion of such Beneficiary's Registrable Securities in the underwriting (unless otherwise agreed by a majority in interest of the Requesting Beneficiaries and such Beneficiary with respect to such participation and inclusion) to the extent provided herein. A Beneficiary may elect to include in such underwriting all or a part of the Registrable Securities held by such Beneficiary.

7.6 Subject to the last sentence of Clause 7.1(ii), if the Company shall request inclusion in any registration pursuant to Clause 7.1 in connection with an underwritten offering of securities being sold for the Company's own account, or if other persons shall request inclusion in any registration pursuant to Clause 7.1, then the Requesting Beneficiaries shall, on behalf of all Beneficiaries, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Clause 7, including, without limitation, Clause 7.7. The Company shall (together with all Beneficiaries and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Requesting Beneficiaries, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Clause 7, if the representative of the underwriters advises the Requesting Beneficiaries in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares to be included in the underwriting or registration shall be allocated as determined by a majority in interest of the Requesting Beneficiaries. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, then such person shall be excluded from the underwriting by written notice from the Company, the underwriter, or the Requesting Beneficiaries. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

7.7 If requested by the Company and an underwriter of LSR Voting Common Stock (or other securities) of the Company, no Requesting Beneficiary shall sell or otherwise transfer or dispose of any LSR Voting Common Stock (or other securities) of the Company held by such Beneficiary (other than those included in the registration or in a transfer not required to be registered under the Securities Act, as demonstrated by a written legal opinion from counsel reasonably acceptable to the Company and to the underwriter) during the 180-day period after the effective date of a registration statement filed by the Company under the Securities Act for such offering provided that such period shall be 90 days for Requesting Beneficiaries who beneficially own 500 shares or less of LSR Exchange Common Stock. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Clause 4.2 with respect to the shares of LSR Voting Common Stock (or other securities) subject to the foregoing restriction until the end of such 180-day period. Each Beneficiary agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Clause 7.7. This Clause 7.7 shall expire on the second anniversary of the Company's initial public offering.

7.8 If the Requesting Beneficiaries request a shelf registration in accordance with Clause 7.1, then in addition to complying with Clause
         7.3 with respect to the registration of the Registrable Securities covered by such request, and any other Registrable Securities whose holders agree to comply with the requirements of Clause 7.1 (other than the $2,500,000 threshold), the Company shall use its reasonable best efforts to keep the registration statement filed in compliance with such request (the "Shelf Registration Statement") continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities by the Beneficiaries thereof entitled to the benefit of this Clause 7.8, and to ensure that it conforms with the requirements of this Deed Poll, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (a) two years following the date the Shelf Registration Statement becomes effective, and (b) such earlier date when no Registrable Securities covered by such Shelf Registration Statement remain unsold. No Beneficiary of Registrable Securities may include any of its registrable Securities in any Shelf Registration Statement pursuant to this Deed Poll unless and until such Beneficiary furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each Beneficiary as to which any Shelf Registration Statement is being effected shall furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Beneficiary not materially misleading.

7.9 All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Clause 7.1 shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by Beneficiaries of such securities on pro rata on the basis of the number of shares of securities so registered on their behalf.

7.10 In the case of each registration effected by the Company pursuant to Clause 7.1, the Company will keep each Beneficiary advised in writing as to the initiation of each registration and as to the completion thereof. At the Company's expense, the Company will use its commercially reasonable efforts to:

         (i) if such registration is in connection with a firm commitment underwriting, keep such registration effective for a period of 60 days or until the Beneficiary or Beneficiaries have completed the distribution described in the registration statement relating thereto, whichever occurs first;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (iii) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Beneficiary from time to time may reasonably request;

         (iv) cause all such Registrable Securities registered pursuant under this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (v) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Clause 7.1, the Company will enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of LSR Voting Common Stock; provided such underwriting agreement contains reasonable and customary provisions; and provided further, that each Beneficiary participating in such underwriting shall also enter into and perform such Beneficiary's obligations under the underwriting agreement;

         (vi) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Beneficiaries; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (vii) notify each Beneficiary holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

         (viii) if such registration is in connection with a firm commitment underwriting, use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by such counsel in an underwritten public offering, addressed to the underwriters, if any; and
                  (ii) a letter, dated as of such date, from the Company's independent certified public accountant, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

7.11      Piggyback Registration Rights.
          -----------------------------

         (i) If the Company determines to register any of the Company's securities either for the Company's own account or the account of a security Beneficiary or Beneficiarys exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a corporate reorganization or other transaction on Form S-4 or similar forms that may be promulgated in the future, then the Company will:

                  (a) promptly give to each Beneficiary written notice thereof at least 20 days before filing any such registration statement; and

                  (b) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in the second paragraph of Clause 7.11(ii), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Beneficiary and received by the Company within 20 days after the written notice from the Company described in Clause 7.11(i) is delivered by the Company. Such written request may specify all or a part of a Beneficiary's Registrable Securities. If a Beneficiary decides not to include all of such Beneficiary's Registrable Securities in such registration statement, then such Beneficiary shall continue to have the right to include any Registrable Securities held by it in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of the Company's securities, all upon the terms and conditions set forth herein.

         (ii) Underwriting. If the registration for which the Company gives notice is for a registered public offering involving an underwriting, then the Company shall so advise the Beneficiarys as a part of the written notice given pursuant to Clause 7.11(i)(a). In such event, the right of any Beneficiary to registration pursuant to this Clause 7.11 shall be conditioned upon such Beneficiary's participation in such underwriting and the inclusion of such Beneficiary's Registrable Securities in the underwriting to the extent provided herein. All Beneficiarys proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other Beneficiarys of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Clause 7.11, if the underwriters' representative advises the Company in good faith and in writing (which notice the Company, in turn, shall promptly provide to all Beneficiarys requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Beneficiarys of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first, to the Company for securities being sold for the Company's own account and thereafter, among the Beneficiaries pro rated in proportion to the amount of Registrable Securities specified under Clause 7.11(i)(b). If any Beneficiary does not agree to the terms of any such underwriting, then such Beneficiary shall be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting in accordance with the terms hereof shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Beneficiary to the nearest 100 shares.

         If shares are excluded because a Beneficiary does not agree to the terms of any such underwriting, then the Company shall offer to all Beneficiaries who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so excluded, with such shares to be allocated among the Beneficiaries requesting additional inclusion pro rated in proportion to the amount of Registrable Securities specified under Clause 7.11(i)(b).

         (iii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by the Company under this Clause 7.11 before the effectiveness of such registration whether or not any Beneficiary has elected to include Registrable Securities in such registration.

7.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for an offering of the Company's securities to the general public;

         (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Company has become subject to such reporting requirements; and

         (iii) so long as a Beneficiary owns any Registrable Securities, furnish to the Beneficiary promptly upon written request (i) a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements);
                  (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed as a Beneficiary may reasonably request in availing itself of any rule or regulation of the Securities Act allowing such Beneficiary to sell any such securities without registration.

  7.13   (i)      The Company will indemnify each Beneficiary, each of its
                  officers, directors, partners, members, legal counsel, and accountants and each person controlling such Beneficiary within the meaning of Section 15 of the Securities Act or
                  Section 20 of the Exchange Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Clause 7.1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any preliminary prospectus), offering circular, or other document
                  (including any related registration statement, notification, or similar documents) or any amendment thereof or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Beneficiary, each of its officers, directors, partners, members, legal counsel, and accountants and each person controlling such Beneficiary within the meaning of Section 15 of the Securities Act or
                  Section 20 of the Exchange Act, each such underwriter, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Beneficiary or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Clause 7.13 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (ii) Each Beneficiary will, if Registrable Securities held by such Beneficiary are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, members, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each other such Beneficiary and Other Stockholder, and each of their respective officers, directors, partners, and members, and each person controlling such Beneficiary or

                  Other Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein by or in respect of that Beneficiary or necessary to make the statements therein not misleading, and will reimburse the Company and such other Beneficiaries, Other Stockholders, directors, officers, partners, members, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Beneficiary and stated to be specifically for use therein; provided, however, that the obligations of such Beneficiary hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Beneficiary (which consent shall not be unreasonably withheld); and provided, further, that in no event shall any indemnity under this Clause 7.10 exceed the gross proceeds from the offering received by such Beneficiary.

         (iii) Each party entitled to indemnification under this Clause 7.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defence of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defence of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defence at the Indemnified Party's own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Clause 7.10, to the extent such failure is not materially prejudicial. No Indemnifying Party, in the defence of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defence of such claim and litigation resulting therefrom.

         (iv) If the indemnification provided for in this Clause 7.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering relating to the particular registration are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.14 Each Beneficiary holding Registrable Securities shall furnish to the Company such information regarding such Beneficiary holding and the distribution proposed by such Beneficiary holding as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Clause 7.

7.15 The rights to cause the Company to register securities granted to a Beneficiary by the Company under this Clause 7 may be transferred or assigned by a Beneficiary only to a transferee or assignee who, after such transfer, holds at least 30,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and similar reclassifications affecting the Company's equity securities); provided that the Company is given written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Beneficiary under this Clause 7. Registration rights are enforceable, however, by legatees of a Beneficiary.

7.16 No Beneficiary shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Clause 7.

7.17 The right of any Beneficiary to request registration or inclusion in any registration pursuant to Clause 7.1 shall terminate five years after the closing of the first registered public offering.

8.       CONDITIONS TO COMPANY'S OBLIGATIONS

8.1 The Company's obligations to issue LSR Exchange Common Stock in exchange for Ordinary Shares pursuant to this Deed Poll are subject to the satisfaction (or express written waiver by the Company) of the conditions set out in this Clause 8.

8.2 Each Beneficiary who has delivered a valid Election Notice to the Company shall have reasonably satisfied the Company that the issuance of LSR Exchange Common Stock to such Beneficiary is exempt from registration under the Securities Act pursuant to the provisions of Regulation S or Regulation D:

         (i) To the extent a Beneficiary seeks to qualify for an exemption from registration under the Securities Act pursuant to Regulation S, each such Beneficiary shall have delivered to the Company an Election Notice which contains the following representations and warranties and covenants:

                  (a) Not a U.S. Person. The Beneficiary shall have certified to the Company that it is not a U.S. Person and is not acquiring the LSR Exchange Common Stock for the account or benefit of a U.S. Person, and that, at the time it executed and delivered the Election Notice, such Beneficiary was outside the United States.

                  (b) Restrictions on Resale. Such Beneficiary shall have agreed with the Company that (i) it shall not offer, sell, transfer, pledge or hypothecate any shares of LSR Exchange Common Stock otherwise than pursuant to registration under the Securities Act, in accordance with the provisions of Regulation S or pursuant to another available exemption from the registration requirements of the Securities Act, and (ii) that it shall not engage in hedging transaction with respect to such LSR Exchange Common Stock unless in compliance with the Securities Act.

                  Notwithstanding anything to the contrary in this Clause 8.2, pursuant to the requirements of Rule 903(b)(3)(iii)(B)(4) of Regulation S, the Company shall refuse to register any transfer of shares of LSR Exchange Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

         (ii) To the extent a Beneficiary seeks to qualify for an exemption from registration under the Securities Act pursuant to Regulation D, each such Beneficiary shall have delivered to the Company an Election Notice which contains the following representations and warranties:

                  (a) Nature of Beneficiary. Each Beneficiary is (i) an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act, or
                           (ii) either alone, or together with its purchaser representative(s), has (A) substantial knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in shares of LSR Voting Common Stock, (B) substantial experience in investing in and evaluating private placement transactions of securities in companies similar to the Company and (C) the capacity to protect its own interests. Each Beneficiary is able to bear the economic risks of its investment in the shares of LSR Voting Common Stock indefinitely.

                  (b) Investment Purpose. Each Beneficiary is acquiring the shares of LSR Voting Common Stock for investment only for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any portion thereof, and no Beneficiary has the present intention of selling or engaging in any public distribution of the same, except pursuant to a registration or exemption from registration under the Securities Act.

                  (c) Private Issue. Each Beneficiary has been advised that the shares of LSR Voting Common Stock it will be receiving pursuant to its Election Notice have not been registered under the Securities Act or qualified under any state securities laws on the ground that any issuance of shares of LSR Voting Common Stock contemplated by this Deed Poll will be exempt from the registration and qualification requirements thereof and, therefore, the shares of LSR Voting Common Stock issued pursuant to an Election Notice cannot be resold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are registered under the Securities Act and may not be resold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without qualification, or unless exemptions from registration and qualification are available.

                  (d) Access to Information. Each Beneficiary has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning an investment in shares of LSR Voting Common Stock and the merits and risks of investing in shares of LSR Voting Common Stock and (ii) such access to information about the Company and the Company's financial condition, business, results of operations and prospects as it has requested to evaluate its investment in shares of LSR Voting Common Stock. Each Beneficiary acknowledges that all such questions have been answered and all such access has been provided to its full satisfaction.

         Notwithstanding anything in this Clause 8 to the contrary, any Beneficiary who has obtained and delivered to the Company an opinion of counsel, at such Beneficiary's expense, reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration under the Securities Act may transfer such securities as contemplated by such opinion.

8.3 Each Beneficiary who has delivered a valid Election Notice to the Company agrees not to make any disposition of all or any portion of such Beneficiary's Registrable Securities (other than in a sale of Registrable Securities in a registered public transaction in a securities market in which the Registrable Securities are traded) to a proposed transferee who after such transfer would be the owner of 5% or more of any class of the Company's capital stock as determined under Maryland law (a "5% HOLDER"), and who was not a 5% Holder before such transfer, unless and until such Beneficiary shall have (i) notified the Company in writing of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition (including, without limitation, the identity of and background information regarding any 5% Holder) and (ii) received a written notice from the Company approving such disposition; provided that the approval of the Company shall only be withheld if, in the good faith judgment of the Company's Board of Directors, there is a substantial risk that a 5% Holder would use its resulting position as a shareholder of the Company to inflict harm on any of the Company, its management, employees, shareholders, bankers or advisors.

8.4 Each Beneficiary who has delivered a valid Election Notice agrees not to make any disposition of all or any portion of the Registrable Securities except in accordance with Rule 904 of Regulation S under the Securities Act unless and until one of the conditions set forth in sub-clauses (i) and (ii) below has been satisfied:

         (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (ii) such Beneficiary shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, such Beneficiary shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

8.5 Any attempted disposition not made in compliance with Clause 8.4 shall be null and void, and the Company shall not in any way give effect to such disposition:

9.       TAXES ON EXCHANGE RIGHTS

9.1 On the exercise of the LSR Exchange Rights, the Beneficiary must pay all taxes and stamp, issue and registration duties (if any) arising in respect solely thereof (other than any capital, stamp, issue or registration duties or stamp duty reserve tax or similar taxies or duties payable in the United Kingdom or the Island of Jersey, in respect solely of the issue of the LSR Exchange Common Stock or in respect of the transfer of the Ordinary Shares to the Company, which shall be payable by the Company and the Beneficiary must pay all, if any, taxes arising be reference to any disposal or deemed disposal of the Ordinary Shares in connection with such exercise.

9.2      The Company will not impose any charge on the exchange of the Ordinary
         Shares.

10.      STAMP DUTIES

10.1 The Company will pay all stamp duties, stamp duty reserve tax, capital duties and other similar duties or taxes payable in the United Kingdom on or in connection with the execution and/or enforcement of this Deed Poll.

11.      AMENDMENTS

11.1 Any amendment to this Deed Poll (including the Election Notice) may be effected only by deed poll, executed by the Company and expressed to be supplemental hereto, and only with the prior consent of the Trustee or an Extraordinary Resolution of the Bondholders and the Trustee may give such consent without the consent of Bondholders or Couponholders if such amendment is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders, is of a formal, minor or technical nature or is made to correct a manifest error. In forming such opinion, the Trustee shall not be bound to take into account the individual tax circumstances of any person.

11.2 A memorandum of every such supplemental deed poll shall be endorsed on this Deed Poll.

11.3 Any such amendment to this Deed Poll shall, unless the Trustee agrees otherwise, be notified by the Company to the Bondholders in accordance with the Condition 19 of the Capital Bonds (as attached to the Trust
         Deed).

12.      GENERAL

12.1 Subject to Clause 12.2, the Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Deed Poll shall enure to each and every Beneficiary.

12.2 If the Offer has not become or been declared unconditional in all respects by 31 March 2002, this deed shall become null and void.

12.3 Each Beneficiary shall be entitled severally to enforce the said covenants, obligations and conditions against the Company insofar as each such person is concerned, without the need to join any other person whatsoever in the proceedings for such enforcement.

12.4 A copy of this Deed Poll shall be available for inspection during usual business hours at the principal office for the time being of the Trustee and at the Specified Office of each of the Paying and Conversion Agents.

13.      NOTICES

13.1 All notices to Bondholders or Beneficiaries hereunder shall be valid if given in accordance with the Condition 19 of the Capital Bonds (as attached to the Trust Deed).

13.2 Any notice or demand to be given to the Company under this Deed Poll shall be given to it at PMB # 251, 211 East Lombard Street, Baltimore, Maryland 21202-6102, U.S.A. or such other address as shall have been notified to the Trustee, the Bondholders or the Beneficiaries for the purpose.

14.      DEPOSIT OF DEED POLL

14.1 This Deed Poll shall be deposited with the Trustee as of the date hereof. Copies of this Deed Poll shall be available for inspection during usual business hours at the principal office for the time being of the Trustee and at the specified office of each of the Paying and Conversion Agents.

15.      GOVERNING LAW

15.1 This Deed Poll is governed by, and shall be construed in accordance with, English law and the Company hereby irrevocably submits to the exclusive jurisdiction of the Courts of England.

IN WITNESS whereof this Deed Poll has been executed as a deed by the Company the day and year first above written

LIFE SCIENCES RESEARCH, Inc.
a Maryland corporation

By:

Name: Walter Stapfas
Title: President

                                       30